                                                                    Exhibit 23.2


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Item 3" in this Registration Statement (on Form S-8) pertaining to the Jostens, Inc. Topeka Union 401(k) Pre-Tax Retirement Savings Plan of Jostens, Inc. and to the incorporation by reference therein of our reports dated July 31, 1996, with respect to the consolidated financial statements of Jostens, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Minneapolis, Minnesota
October 1, 1996